Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 25, 2016 on the consolidated financial statements of Commercial Bancshares, Inc. for the year ended December 31, 2015 and 2014 in this Registration Statement on Form S-4 of First Defiance Financial Corp., and to the reference to us under the heading “Experts” in the Prospectus which is part of this Registration Statement.

 /s/ Plante Moran, PLLC

Auburn Hills, Michigan

October 18, 2016